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                                                                      EXHIBIT 15

                              Acknowledgment Letter

To the Stockholders and Board of Directors
Executive Risk Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-78414) pertaining to the Executive Risk Inc. Nonqualified Stock Option Plan, Executive Risk Inc. Employee Incentive Nonqualified Stock Option Plan, Executive Risk Inc. IPO Stock Compensation Plan, Executive Risk Inc. Nonemployee Directors Stock Option Plan, and Option Agreements for Outside Directors of Executive Re Inc. of our report dated May 2, 1997 relating to the unaudited consolidated interim financial statements of Executive Risk Inc. which are included in its Form 10-Q for the quarter ended March 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                    /s/ ERNST & YOUNG LLP

Stamford, Connecticut
May 2, 1997


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